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                              EX-10.3
                              Preferred Stock Purchase Agreement

                        SUPERSHUTTLE INTERNATIONAL, INC.

                       PREFERRED STOCK PURCHASE AGREEMENT

                                  June 15, 1995

     This Preferred Stock Purchase Agreement ("Agreement") is made and entered into as of the 15th day of June, 1995, by and between SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation (the "Company") and ULLICO, INC., a Maryland corporation (the "Purchaser").

                                    SECTION 1

                    AUTHORIZATION AND SALE OF PREFERRED STOCK

     1.1 Authorization of Preferred Stock. The Company shall adopt and file with the Secretary of State of Delaware, prior to the Closing Date (as defined below) a Certificate of Designation of Preferences of Series B Convertible Preferred Stock (the "Certificate of Designation") in the form attached to this Agreement as Exhibit A, and incorporated herein by this reference, to create and authorize a new Series B Convertible Preferred Stock ("Convertible Preferred") consisting of Four Hundred Seventy-nine Thousand Four Hundred Seventy-seven (479,477) shares.

     1.2 Sale of Convertible Preferred Stock and Warrants. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, Three Hundred Thirty-three Thousand (339,477) shares of Convertible Preferred, at a purchase price of $8.8371 per share, or a total of Two Million Nine Hundred Ninety-nine Thousand Nine Hundred Ninety-two Dollars and Twenty Cents ($2,999,992.20) (the "Purchase Price"). In addition, the Company will issue to the Purchaser a warrant, in the form attached hereto as Exhibit B and incorporated herein by this reference, to purchase Fifty-six Thousand Three Hundred Fifty-six (56,356) shares of Common Stock at a purchase price of Six Dollars ($6) per share (the "Warrant").

                                    SECTION 2

                             CLOSING DATE; DELIVERY

     2.1 Closing Date. Subject to the conditions to closing set forth herein, closing of the purchase and sale of the Convertible Preferred hereunder (the "Closing") shall be held at 11:00 A.M. at the offices of Stein, Kahan & Rosenberg, A Law Corporation, 1299 Ocean Avenue, 4th Floor, Santa Monica, California, on June 15, 1995 or at such other time and place as the Company and the Purchaser


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may agree (the date of the Closing is hereinafter referred to as the "Closing
Date").

     2.2 Delivery. At the Closing, the Company will deliver to the Purchaser (i) a certificate or certificates representing Three Hundred Thirty-nine Thousand Four Hundred Seventy-seven (339,477) shares of Convertible Preferred, against payment of the Purchase Price therefor by wire transfer or in other immediately available funds, and (ii) the Warrant in the form attached as Exhibit B.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on Exhibit C hereto, the Company hereby represents and warrants to each Purchaser as follows:

     3.1 Organization and Standing; Articles and By-Laws. Each of the Company and its wholly-owned subsidiaries ("Subsidiaries") is a corporation duly organized and existing under the laws of its respective state of incorporation, and is in good standing under such laws; has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted; and is qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its properties or where the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect on its business, operations or financial condition of the Company, taken as a whole. The Company has previously furnished Purchaser with copies of its Certificate of Incorporation and By-Laws, as amended, as well as those for its Subsidiaries. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     3.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Convertible Preferred hereunder, to issue the Common Stock issuable upon conversion of the Convertible Preferred and to carry out and perform its obligations under the terms of this Agreement.

     3.3 Subsidiaries. The Company owns all of the outstanding capital stock of its Subsidiaries, which are listed on Exhibit C.

     3.4 Capitalization. The authorized capital stock of the Company consists or will, upon the filing of the Certificate of Designation, consist of 4,000,000 shares of Common Stock, of which 1,738,284 shares are issued and outstanding, and 1,000,000 Preferred Shares, of which 83,505 are currently issued and outstanding, designated Convertible A Preferred Stock (the "Series A Preferred"). It is currently anticipated that Lambda III, L.P.



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and Lambda CFD '87, L.P. (collectively, "Lambda"), being the holders of at least
82,678 shares of the issued and outstanding Series A Preferred Stock will, in a transaction concurrent with the Closing hereof, exchange such shares for shares of Convertible Preferred, at the rate of l.6933 shares of Convertible Preferred for each one (1) share of Series A Preferred Stock. In addition, prior to the Closing, the Company will file with the Secretary of State of the State of Delaware, a Certificate of Designation, authorizing an additional series of Preferred Stock, designated Series B Convertible Preferred Stock, and consisting of 479,477 shares of such stock. All such issued and outstanding shares of the Common Stock and Convertible Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, were issued in compliance with all applicable state and federal laws concerning the issuance of securities and are not subject to any pre-emptive rights or rights of first refusal. The Convertible Preferred Stock will have the rights, preferences, privileges and restrictions at the Closing Date set forth in the Certificate of Designation.

     In addition, the Company has granted options and warrants for the purchase of shares of its Common Stock, including warrants issued in connection or concurrently with this transaction, as set forth on Exhibit C.

     The Company has reserved 339,477 shares of Convertible Preferred Stock for issuance hereunder, 339,477 shares of Common Stock for issuance upon conversion of the authorized Convertible Preferred Stock. In addition, the Company has reserved 56,356 shares of Common Stock for issuance upon exercise of the Warrant. Except as set forth on Exhibit C hereto, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase any authorized but unissued shares of its capital stock or other securities of the Company.

     3.5 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the sale, issuance and delivery of the Convertible Preferred (and the Common Stock issuable upon conversion thereof) and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors. The Convertible Preferred (and the Common Stock issuable upon conversion thereof), and the Common Stock issuable upon exercise of the Warrant, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, will be free of any liens or encumbrances; and will be free of any preemptive rights provided, however, that the Convertible Preferred (and the Common Stock issuable upon conversion thereof) and the


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Common Stock issuable upon exercise of the Warrant may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

     3.6 Financial Statements. The Company has delivered to each Purchaser (a) its balance sheets as of September 30, 1992 and 1993, together with the related statements of income, shareholders' equity and changes in financial position for the fiscal years then ended, with the related opinions of Arthur Andersen & Co., independent public accountants (the "Audited Financials"), and (b) its unaudited balance sheet dated September 30, 1994 and the related unaudited statements of income and retained earnings for the year then ended (the "Unaudited Financials") (collectively the "Financial Statements"). The Financial Statements were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods indicated, are correct and complete and fairly present the financial position of the Company at the dates thereof and the results of operations of the Company for the periods covered thereby; provided, however, that the Unaudited Financials are subject to year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles.

     3.7 Changes. Since December 31, 1994 there has not been, except as disclosed in Exhibit C attached hereto:

          (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Unaudited Financials, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse;

          (b) Any change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company;

          (d) Any extraordinary increases in the compensation of any of the Company's employees, officers or directors;

          (e) Any declaration or payment of any divided, any repurchase or redemption of any securities, or any other distribution of the assets of the Company;

          (f) Any issuance or sale by the Company of any shares of its Common Stock or other securities (other than issuances pursuant to the exercise of options outstanding on the date hereof);



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          (g) Any other event or condition of any character which has materially and adversely affected the Company's business or prospects.

     3.8 Title to Properties and Assets; Liens, etc. Except as disclosed in the Financial Statements or on Exhibit C hereto, each of the Company and its Subsidiaries has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially impair its operations, and which have not arisen otherwise than in the ordinary course of business.

     3.9 Material Liabilities. Each of the Company and its Subsidiaries has no material liability or obligation, absolute or contingent (individually or in the aggregate), which is not shown or provided for in the Unaudited Financials, except (i) obligations and liabilities incurred after September 30, 1994 in the ordinary course of business which either individually or in the aggregate do not materially or adversely affect it or its business prospects, (ii) obligations under contracts made in the ordinary course of business and which are not required to be reflected in the Unaudited Financials in accordance with generally accepted accounting principles; and (iii) items disclosed on Exhibit C hereto.

     3.10 Trademarks. The Company owns the service mark "Supershuttle," with no known infringement of or conflict with the rights of others.

     3.11 Material Contracts and Commitments. All the material contracts, agreements an instruments to which each of the Company and its Subsidiaries is a party are valid, binding and in full force and effect in all material respects.

     3.12 Compliance with Other Instruments. Each of the Company and its Subsidiaries is not in violation of any term of its Certificate of Incorporation, or By-Laws, or in any material mortgage, indenture, contract, agreement, instrument, judgment, or decree, and, to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to it. The execution, delivery and performance of, and compliance with, this Agreement, and the issuance of the Convertible Preferred and the Common Stock issuable upon conversion thereof, will not result in any Violation or be in conflict with or constitute a default, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.



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     3.13 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or any of its Subsidiaries or their properties known to the Company or any of its Subsidiaries, which, either in any case or in the aggregate, might result in any material adverse change in their business or financial condition or any of their properties or assets, or in any material impairment of their right or ability to carry on their business as conducted or proposed to be conducted, or in any material liability on their part.

     3.14 Insurance. Each of the Company and its Subsidiaries has liability insurance policies in amounts customary in the industry in which the Company operates.

     3.15 Registration Rights. Except as set forth in (i) this Agreement, (ii) the agreement dated as of September 24, 1987, between the Company and certain investors, entitled "Sale of 83,505 Shares of Convertible Preferred Stock," (the "Lambda Agreement"), and (iii) the Registration Rights Agreement dated October 14, 1985, the Company is not under any obligation to register (as defined in Section 7.2 below) any of its presently outstanding securities or any of its-securities which may hereafter be issued.

     3.16 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Convertible Preferred (and the Common Stock issuable upon conversion thereof) or the consummation of any other transaction contemplated hereby, except the filing of the Certificate of Designation with the Delaware Secretary of State, which filing shall have been made and be effective prior to the Closing Date.

     3.17 Taxes. Except as set forth on Exhibit C hereto, the Company has accurately prepared and timely filed all income tax returns and other tax returns which are required to be filed, and has paid, or made provisions for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been or may be received from the taxing authority up to the date of this Agreement.

     3.18 Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other such contract or agreement, and the continued employment of any such employee by the Company will not result in any such violation.

     3.19 Loans to Affiliates. Except as disclosed in Exhibit C, there are no loans outstanding from the Company to any officer, director or shareholder of the Company.



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     3.20 Rights of Lambda. The rights granted to or retained by Lambda pursuant to Sections 2.1, 2.2 and 2.3 of the Preferred Stock Exchange Agreement, of even date herewith, do not (i) adversely impact or impair any rights granted to ULLICO hereunder, or (ii) adversely impact the ability of the Company to operate its business.

                                    SECTION 4

                           INVESTMENT REPRESENTATIONS

     The Purchaser hereby represents and warrants to the Company as follows:

     4.1 Experience. It is experienced in evaluating and investing in emerging companies such as the Company.

     4.2 Investment. It is acquiring the Convertible Preferred for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Convertible Preferred has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

     4.3 Rule 144. It acknowledges that the Convertible Preferred (and the Common Stock issuable upon conversion thereof) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 No Public Market. It understands that no public market now exists for any of the securities issued by the Company and that it is unlikely that a public market will exist for the Common or the Convertible Preferred in the future.

     4.5 Access to Data. It has received a copy of the Financial Statements, and has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's operations and



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facilities. It understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

     4.6 Investment Sophistication of Purchaser; Due Diligence. The Purchaser
(i) is represented by independent, experienced counsel in connection with the negotiation of this transaction and the preparation, execution and delivery of this Agreement and the documents contemplated hereby, (ii) is sophisticated and knowledgeable concerning business and financial matters generally, (iii) has substantial experience in investments, and (iv) has the knowledge and ability to evaluate the risks and merits of an investment in the Company. The Purchaser has performed extensive due diligence regarding the Company, its assets and business, and has obtained all information, documents and materials it has requested, has had the opportunity to interview the employees and officers of the Company responsible for the management and operation of the Company's business, and has satisfied itself regarding the Company's value, finances, business and business prospects.

                                    SECTION 5

                              CONDITIONS TO CLOSING

The Purchaser's obligation to purchase the Convertible Preferred at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

     5.1 Conditions to Purchaser's Obligations. The Purchaser's obligation to purchase the Convertible Preferred at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

          (a) The representations and warranties made by the Company in Section 3 shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (b) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

          (c) The Company shall have delivered to Purchaser a certificate, executed by the President of the Company, dated the Closing Date, and certifying (d) to the fulfillment of the conditions specified in Section
     5.1 of this Agreement, and (e) the



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     attached resolutions as resolutions duly adopted by the Board of Directors of the Company with respect to the transaction contemplated by this Agreement.

          (f) The Board of Directors of the Company shall have approved the Certificate of Designation as required under the Delaware Corporation Law. The Certificate of Designation shall have been filed with the Delaware Secretary of State.

          (g) The purchasers who acquired the Company's Series A Preferred Stock under the Lambda Agreement shall, concurrently with the Closing hereof, have exchanged not less than 82,678 shares of such Series A Preferred Stock for shares of the Convertible Preferred, at the rate of 1.6933 shares of Convertible Preferred for each one (1) share of Series A Preferred Stock.

          (h) Mitchell Rouse, Wilmington Cab Company of California, and the additional shareholders of the Company who are parties thereto shall have executed and delivered to Purchaser the Co-Sale Agreement in the form attached hereto as Exhibit D.

     5.2 Conditions to the Company's Obligations. The Company's obligation to sell and issue the Convertible Preferred at the Closing is subject to the fulfillment of the following conditions:

          (a) The representations made by Purchaser in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

          (b) The Board of Directors of the Company shall have approved the Certificate of Designation as required under the Delaware General Corporation Law. The Certificate of Designation shall have been filed with the Delaware Secretary of State.

                                    SECTION 6

                      AFFIRMATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees that, until the occurrence of a "Triggering Event," as defined in Section 6.9 hereof, the Company shall do the following:

     6.1 Financial Information. The Company will furnish the following reports to the Purchaser for so long as such Purchaser is a holder of any of the Convertible Preferred purchased by such person pursuant to this Agreement (or the Common Stock issued upon conversion of the Convertible Preferred):

          (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, as of the end


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     of such fiscal year, and consolidated statements of income and surplus and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company. In addition, the Company will provide a narrative management analysis of the business and financial results for such fiscal year.

          (b) Within thirty (30) days following the close of each calendar month, a monthly financial report reflecting profit and loss and cash flow for such month.

          (c) Within forty-five (45) days following the end of each calendar quarter, a narrative management analysis of the business and financial results for such quarter.

     6.2 Inspection. The Company shall permit the Purchaser, at the Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Purchaser; provided, however, that the Company shall not be obligated pursuant to this Section 6.2 to provide any information which it reasonably considers to be a trade secret or similar confidential information.

     6.3 Election of Directors; Committees; Meetings.

     (a) Concurrently with the Closing, the Company shall cause to be nominated and elected to the Board of Directors two (2) individuals to be selected by the Purchaser. At each meeting of the shareholders of the Company thereafter at which directors are elected, the Purchaser shall have the right to cause to be nominated and to elect two (2) individuals to the Board of Directors of the Company. The initial director nominees designated by the Purchaser are Frank R. Kline, Jr. and Llewellyn C. Werner. Further, if and to the extent that any director nominated and elected by the Purchaser shall, at any time in the future, resign or be unable to serve in such capacity, the Purchaser shall designate the replacement for such director. Purchaser agrees and acknowledges that, in order to fulfill any regulatory or disclosure obligations of the Company, the Company may require any such prospective nominee to complete and return a questionnaire, in form and substance suitable to the Company.

     (b) The Purchaser acknowledges and agrees that the Certificate of Designation of the Convertible Preferred provides that the holders of the Convertible preferred will have the right to elect a total of three (3) persons to the Board of Directors of



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the Company. The Purchaser further acknowledges and agrees that Lambda will have the right to designate and elect one (1) of these three directors, and the Purchaser will have the right to designate and elect two (2) of these three directors. No consultation or agreement between or among the Purchaser and Lambda shall be necessary prior to the nomination or election by either party of such directors, and the right of the Purchaser to nominate and elect two (2) directors and the right of Lambda to nominate and elect one (1) director shall be independent.

     (c) The Company shall use its best efforts to cause the Board of Directors to establish an Audit Committee and a Compensation Committee. At least one designee of the Purchaser shall serve on the Audit Committee. The Compensation Committee shall consist of three directors, one of whom will be a designee of the Purchaser, one shall be a representative of a non-management shareholder, and the third will be a member of senior management.

     (d) Meetings of the Board of Directors will be held not less often than once each calendar quarter.

     6.4 Compensation of Directors; Insurance. The Company agrees to reimburse all directors for the reasonable expenses incurred by such director in attending meetings of the Board of Directors, including, travel and lodging. To the extent that the Board of Directors elects to compensate directors for attendance at meetings of the Board of Directors, the designees of the Purchaser shall receive compensation on the same basis as any other director. The Company shall investigate and, to the extent feasible, obtain a policy or policies of directors' and officers' liability insurance, in such policy amounts as the Board of Directors of the Company shall deem appropriate. In addition, the Company shall enter into indemnification agreements with each director, providing for indemnification of such director to the maximum extent permitted by applicable law.

     6.5 Use of Proceeds. The Company shall use the proceeds of the sale of the Convertible Preferred in substantially the manner described on Exhibit E attached hereto and incorporated herein by this reference. Pending application of such proceeds as so provided, the Company will invest such funds in short-term federal government debt securities and/or federally-insured certificates of deposit.

     6.6 Notice of Events. The Company shall provide the Purchaser with prompt written notice of the occurrence of any material pending or threatened litigation and any labor disputes involving the Company.



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     6.7 Insurance. The Company shall at all times maintain in effect liability insurance policies in amounts customary in the industry in which the Company operates.

     6.8 Purchase of Vehicles. All vans and similar vehicles purchased by the Company and its affiliates for use in the operation of its business shall be made by manufacturers organized by a union affiliated with the AFL/CIO.

     6.9 "Triggering Event" Defined. As used in this Section 6, and in Section 7, below, "Triggering Event" shall mean and include the first to occur of any of the following events:

          (a) the successful completion of a public offering by the Company of securities of the Company pursuant to a Registration Statement filed with the Securities and Exchange Commission (other than a registration on Form S-8 of a similar form contemplating the registration of securities for an employee equity or benefit plan); or

          (b) the completion of a merger of the Company with or into any other corporation or entity (other than a merger with a wholly-owned subsidiary of the Company, or a merger solely for the purpose of changing the domicile and state of incorporation of the Company); or

          (c) the completion of a sale of all or substantially all of the assets of the Company in a single transaction or a series of related transactions; or

          (d) the completion of a sale of all or substantially all of the outstanding securities of the Company by the holders thereof in a single transaction or a series of related transactions; or

          (e) any transaction or event, expressly including but not limited to one or more sales or transfers by the Purchaser, as a result of which the Purchaser is no longer the holder of Common Stock (or Convertible Preferred Stock convertible into Common Stock) equal to at least Five Percent (5%) of the total number of shares of Common Stock of the Company outstanding, on a fully-diluted basis.

                                    SECTION 7

                        NEGATIVE COVENANTS OF THE COMPANY

     The Company hereby covenants and agrees that, except as hereinafter expressly provided, until the occurrence of a "Triggering Event," as defined in
Section 6.9 hereof, the Company shall not, without the affirmative vote or approval of a majority



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of the directors of the Company who are not officers of the Company, do or cause to occur any of the following:

     7.1 Non-Opposition to Labor Activities. The Company shall not, directly or indirectly, oppose any attempt by any union or collective bargaining group to organize or seek to represent the employees of the Company employed at any new location at which the Company may conduct its business after the date hereof. The Company further agrees that it shall advise all employees in such locations that the Company supports unionization and collective bargaining representation of employees. The Company agrees and covenants that it will consult with the Purchaser with respect to any labor issues arising after the date of this Agreement. Notwithstanding any other term or provision of this Agreement, the Company hereby expressly agrees and covenants that the obligations of the Company pursuant to this Section 7.1 shall survive the occurrence of a Triggering Event unless, in connection with such Triggering Event, the underwriter or investment banker representing the Company in connection with such Triggering Event shall have advised the Company that, in the opinion of such underwriter or investment banker, the continuation of this covenant would materially adversely impact the ability of the Company to successfully complete such transaction, or would materially adversely affect the price or terms of such transaction to the Company.

     7.2 Amendment to Articles or Bylaws. The Company shall not amend, restate or otherwise alter its Certificate of Incorporation or Bylaws, other than amendments which (i) may be required pursuant to changes in applicable law, or
(ii) changes which do not adversely impact the rights or interests of the Purchaser and which the Board of Directors reasonably believes are in the best interests of the Company.

     7.3 Dividends. Declare or pay any dividends or other distributions with respect to the Common Stock of the Company, or otherwise effect any transaction relating to stock dividends pursuant to Section 305 of the Internal Revenue Code of 1986, as amended.

     7.4 Sale of Assets. Sell, pledge or exchange any material part of the assets of the Company in a single transaction or series of related transaction, other than in the ordinary course of the Company's business.

     7.5 Incurring Indebtedness. Other than (i) debt outstanding or contemplated as of the date of this Agreement pursuant to existing agreements of the Company (which agreements are disclosed in the Financial Statements or in Exhibit C, or (ii) debt incurred for working capital purposes in the ordinary course of the Company's business, or (iii) debt incurred in the ordinary course


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of the Company's business in connection with the acquisition of new vehicles, or
(iv) customary trade debt incurred by the Company in the ordinary course of its business, the Company shall not incur any debt or pledge any assets.

     7.6 Change in Management. Other than in the ordinary course of business, the Company shall not, for a period of ninety (90) days from the date of this Agreement, terminate or remove any existing officer of the Company, or hire or retain any new officer. Further, the Company shall not add any new or additional directors to the Board of Directors, except as expressly provided in Section 6.3 hereof.

     7.7 Change in Business. The Company shall not enter into any material non-transportation business or activity not engaged in by the Company as of the date hereof, other than computer dispatching or similar businesses.

     7.8 Reorganization Dissolution. The Company shall not enter into or undertake any merger or reorganization (other than a merger with a wholly-owned subsidiary of the Company, or a merger solely for the purpose of changing the domicile and state of incorporation of the Company); commence proceedings for any liquidation or dissolution of the Company.

     7.9 Issuance of Securities. Other than the Convertible Preferred issued pursuant to this Agreement, the Company shall not authorize or issue any class or series of securities senior to or having rights greater than the Common Stock of the Company.

     7.10 Limitations on Management Directors. At no time after the Closing shall more than four members of the Board of Directors be current or former employees or officers of the Company or any affiliate of the Company, or members of the families of any such individuals ("Inside Directors") (hereinafter, members of the Board of Directors that are not Inside Directors shall be deemed "Outside Directors")

     7.11 Rouse Stock Issuances. The Company shall not issue any shares of capital stock of the Company, or any options, warrants or other rights to purchase such shares to Mitch Rouse, any member of the Rouse family, or any affiliate of Mitch Rouse unless such issuance is approved by a majority of the Outside Directors.

                                    SECTION 8

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

     8.1 Restrictions on Transferability. The Convertible Preferred and the Common Stock issuable upon conversion of the

Convertible Preferred shall not be transferable except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act, or, in the case of Section 8.14 hereof, to assist in an orderly distribution. Each Purchaser will cause any proposed transferee of such securities held by a Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 8.

     8.2 Certain Definitions. As used in this Section 8, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 8.3 hereof.

          "Registrable Securities" means (i) shares of the Convertible Preferred, (ii) shares of Common Stock issuable upon conversion of the Convertible Preferred, and (iii) shares of Common Stock issued pursuant to the exercise of the Warrant.

          The terms "registered," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying Sections 8.5 and 8.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for any Holder.

          "Holder" shall mean any holder of Registrable Securities.

          "Initiating Holders" shall mean any Holders requesting registration of any Registrable Securities pursuant to Sections 8.5 and 8.6 hereof.

     8.3 Restrictive Legend. Each certificate representing (i) the Convertible Preferred, (ii) shares of the Company's Common Stock issued upon conversion of the Convertible Preferred, and (iii) any shares of Common Stock issued upon exercise of the Warrant, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

     8.4 Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed transfer of any Restricted Securities, unless (a) there is in effect a registration statement under the Securities Act covering the proposed transfer, or (b) the Board of Directors of the Company excuses compliance with this Section 8.4 in writing, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in pro rata distributions by the Holder to its partners or shareholders or transactions in compliance with Rule 144) by either
(i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or any applicable state securities laws, or (ii) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto (and an equivalent letter or interpretive opinion from the agency or agencies administering any applicable state securities laws), whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

     8.5 Demand Registration.

     (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will, on one (1) occasion only (except with respect to registrations on Form S-3, if registration on such Form is available, which registrations may, subject to the restrictions set forth below in this Section 8.5(a), be requested at any time and from time to time):

          (i) promptly give written notice of the proposed registration to all other Holders; and

          (ii) as soon as practicable, use its diligent best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by the Company within 15 business days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 8.5:

               (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (B) Within six (6) months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration with respect to an employee benefit plan);

               (C) If the Holders propose to sell a number of shares of Registrable Securities having an aggregate proposed offering price to the public of less than $5,000,000.

     Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may only exercise such right once within any 12 month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 8.5 (b) below, include other securities of the Company which are held by persons who, by virtue of agreements entered into with the Company in connection with the issuance of securities subsequent to the date of this Agreement, are entitled to include their securities in such registration; provided, however, that such agreements shall not be inconsistent with the registration priorities provided in this Agreement.

     (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 8.5 and the Company shall include such information in the written notice referred to in Section 8.5(a)(i). The right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

     If, by virtue of agreements entered into subsequent to the date of this Agreement, the holders of other securities of the Company (the "Other Holders") request and are entitled to inclusion in such registration, the Initiating Holders shall, on behalf of all Holders, offer to the Other Holders that such other securities be included in the underwriting and may condition such offer on the acceptance by such Other Holders of the further provisions of this paragraph
8.5. The Company shall (together with all Holders and

Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders.

     Notwithstanding any other provision of this Section 8.5, if the representative of the underwriter or underwriters advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders and Other Holders of securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities and such other securities that may be included in the registration and underwriting shall be allocated first among the Initiating Holders and Holders thereof in proportion, as nearly as practicable, as the respective amounts of Registrable Securities held by the Initiating Holders and Holders bear to the total amount of Registrable Securities. Thereafter any remaining number of shares which are not excluded by the representative shall be allocated among the Other Holders in such proportion as the respective number of shares each such Other Holder requests to be included in such registration bears to the total number of shares all Other Holders request be included. All Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall not be included in such registration.

     If any Holder of Registrable Securities, or Other Holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     8.6 Company Registration.

     (a) If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

          (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in 8.6(b) below.

     (b) Underwriting. If the registration of which the Company gives notice is or a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to
Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

     Notwithstanding any other provision of this Section 8.6, if the underwriter determines that marketing factors require a limitation of the number of shares to be registered, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders and any other holders of "piggyback" registration rights (the "Other Shareholders"), and the number of shares of Registrable Securities and shares held by Other Shareholders that may be included in the registration and underwriting shall be allocated among all Holders and Other Shareholders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares held by Other Shareholders entitled to inclusion in such registration held by all such Holders and Other Shareholders at the time of filing the registration statement. If any Holder or other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or shares held by other Shareholders excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     8.7 Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to
Section 8.5 shall be borne by the Company. Notwithstanding the above, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 8.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their registration request, then the Holders shall not be required to pay any of such expenses. All Registration Expenses incurred in connection with any piggyback requests pursuant to Section 8.6 shall be borne by the Company. All Selling Expenses shall be borne by the Holders of such securities pro rata on the basis of the respective number of shares so registered.

     8.8 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Keep such registration, qualification or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

     8.9 Termination of Registration Rights. The registration rights granted pursuant to this Section 8 shall terminate as to each Purchaser at such time as all shares acquired by such Purchaser pursuant to this Agreement (including share of Convertible Preferred and shares of Common Stock issued up on conversion of the Convertible Preferred) shall constitute less than Five Percent (5%) of the outstanding shares of the Company.

     8.10 Indemnification.

     (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors or partners, as the case may be, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company and the Selling Shareholder will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

     (b} Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company and its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

     (c) Each party entitled to indemnification under this Section 8.10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8, unless such failure to give prompt notice is prejudicial to the Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 8.10 shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 8.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expenses, claims, losses, damages, liabilities and actions referred to in Section 8.10(a), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages, liabilities and actions in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities and actions as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

     8.11 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

          (c) So long as Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

     8.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted Purchasers under Sections 8.5 and 8.6 may be not be assigned or transferred by the Purchaser without the prior written consent of the Company.

     8.14 "Market Stand-off" Agreement. Any Holder holding any outstanding Common Stock acquired pursuant to this Agreement at such time, if requested by the Company or an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company acquired pursuant to this Agreement held by such Purchaser during the 120 day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, provided that all Holders holding any of the outstanding Common Stock and all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 120 day period.

                                    SECTION 9

                                  MISCELLANEOUS

     9.1 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

     9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     9.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     9.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be deemed given when received by the addressee, shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed as follows:

          (a)  If to Purchaser:

               ULLICO, Inc.
               111 Massachusetts Ave., N.W.

               Washington, D.C. 20001
               Attn: Michael R. Steed
               Fax No. (202) 682-7970

          (b)  If to the Company:

               SuperShuttle International, Inc.
               2129 West Rosecrans Avenue
               Gardena, CA 90249
               Attn: Mitch Rouse
               Fax No. (310) 769-6925

or at such other address as the Purchaser or the Company shall have furnished to the other in writing.

     9.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereunder, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     9.7 Agent's Fees.

     (a) The Company hereby agrees to indemnify and to hold the Purchaser harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

     (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

     9.8 Expenses. The Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

     9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.10 Severability. In the event that any provision of this agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this agreement to any party.

     The foregoing agreement is hereby executed as of the date first above written.

                                           SUPERSHUTTLE INTERNATIONAL, INC.,
                                           a Delaware corporation


                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------


                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------



                                           ULLICO, INC.,
                                           a Maryland corporation


                                           By: /s/ [ILLEGIBLE]
                                              ----------------------------------

                                           Its: Senior VP Investment
                                               ---------------------------------


                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------

     9.8 Expenses. The Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

     9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     9.10 Severability. In the event that any provision of this agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this agreement to any party.

     The foregoing agreement is hereby executed as of the date first above written.

                                           SUPERSHUTTLE INTERNATIONAL, INC.,
                                           a Delaware corporation


                                           By: /s/  [ILLEGIBLE]
                                              ----------------------------------

                                           Its: Chairman & CEO
                                               ---------------------------------


                                           By: /s/ [ILLEGIBLE]
                                              ----------------------------------

                                           Its: SECRETARY
                                               ---------------------------------


                                           ULLICO, INC.,
                                           a Maryland corporation


                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------


                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------

                                    Exhibit A
                           Certificate of Designation





                                       28